UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2012

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2012, FS Investment Corporation (“FSIC”), through its two wholly-owned, special-purpose, bankruptcy-remote subsidiaries, Locust Street Funding LLC (“Locust Street”) and Race Street Funding LLC (“Race Street”), amended its debt financing arrangement with JPMorgan Chase Bank, N.A., London Branch (“JPM”), to increase the amount of debt financing available under the arrangement from $400 million to $700 million.

In connection with the increase in the amount available under the debt financing arrangement, in addition to assets sold or contributed by FSIC to Locust Street in connection with the existing financing arrangement, FSIC may sell from time to time additional loans in its portfolio having an aggregate market value of approximately $500 million to Locust Street pursuant to an Amended and Restated Asset Transfer Agreement, dated as of September 26, 2012 (the “Locust Asset Transfer Agreement”), between FSIC and Locust Street. Under the Locust Asset Transfer Agreement, on September 26, 2012, FSIC sold loans to Locust Street for a purchase price of approximately $380 million, all of which consisted of an increase in the value of FSIC’s limited liability company interest in Locust Street. It is expected that the aggregate amount of loans held by Locust Street when the financing arrangement is fully-ramped will be approximately $1.3 billion.

The loans held by Locust Street will secure the obligations of Locust Street under Class A Floating Rate Notes (the “Class A Notes”) issued and to be issued by Locust Street from time to time to Race Street pursuant to an Amended and Restated Indenture, dated as of September 26, 2012, with Citibank, N.A., as trustee (the “Indenture”). Pursuant to the Indenture, the aggregate principal amount of Class A Notes to be issued by Locust Street from time to time was increased from $560 million to $840 million. Principal on the Class A Notes will be due and payable on the stated maturity date of October 15, 2023. Race Street will purchase the issued Class A Notes from time to time at a purchase price equal to their par value.

Pursuant to the Indenture, Locust Street has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. In addition to customary events of default included in similar transactions, the Indenture contains the following events of default: (a) the failure to make principal payments on the Class A Notes at their stated maturity or redemption date or to make interest payments on the Class A Notes within five business days of when due; (b) the failure of the aggregate outstanding principal balance (subject to certain reductions) of the loans securing the Class A Notes to be at least 130% of the outstanding principal amount of the Class A Notes; and (c) GSO / Blackstone Debt Funds Management LLC ceasing to be the sub-adviser to FSIC’s investment adviser, FB Income Advisor, LLC.

Race Street, in turn, has entered into an amended repurchase transaction with JPM, pursuant to the terms of an Amended and Restated Master Repurchase Agreement and the related Annex and Amended and Restated Confirmation thereto, each dated as of September 26, 2012 (collectively, the “JPM Facility”). Pursuant to the JPM Facility, JPM from time to time will purchase Class A Notes held by Race Street for an aggregate purchase price equal to approximately 83% of the principal amount of Class A Notes purchased. Subject to certain conditions, the maximum principal amount of Class A Notes that may be purchased under the JPM Facility is $840 million. Accordingly, the maximum amount payable at any time to Race Street under the JPM Facility will not exceed $700 million. Under the JPM Facility, Race Street will, on a quarterly basis, repurchase the Class A Notes sold to JPM under the JPM Facility and subsequently resell such Class A Notes to JPM. The final repurchase transaction must occur no later than October 15, 2016. The repurchase price paid by Race Street to JPM for each repurchase of the Class A Notes will be equal to the purchase price paid by JPM for such Class A Notes, plus interest thereon accrued at a fixed rate of 3.25% per annum. Commencing October 15, 2014, Race Street is permitted to reduce (based on certain thresholds) the aggregate principal amount of Class A Notes subject to the JPM Facility. Such reductions, and any other reductions of the principal amount of Class A Notes, including upon an event of default, will be subject to breakage fees in an amount equal to the present value of 1.25% per annum over the remaining term of the JPM Facility applied to the amount of such reduction.

If at any time during the term of the JPM Facility the market value of the loans held by Locust Street securing the Class A Notes declines by an amount greater than 27% of their initial aggregate purchase price (the “Margin Threshold”), Race Street will be required to post cash collateral with JPM in an amount at least equal to the amount by which the market value of such loans at such time is less than the Margin Threshold. In such event, in order to satisfy any such margin-posting requirements, Race Street intends to borrow funds from FSIC pursuant to a Revolving Credit Agreement, dated as of July 21, 2011 and as amended as of September 26, 2012, between Race Street, as borrower, and FSIC, as lender (collectively, the “Revolving Credit Agreement”). FSIC may, in its sole discretion, make such loans from time to time to Race Street pursuant to the terms of the Revolving Credit Agreement. Borrowings under the Revolving Credit Agreement will accrue interest at a rate equal to the one-month London Interbank Offered Rate plus a spread of 0.75% per annum.

In connection with the increase in the amount available under the JPM Facility, FSIC may sell from time to time loans in its portfolio having an aggregate market value of approximately $600 million to Race Street pursuant to an asset transfer agreement, dated as of September 26, 2012, between FSIC and Race Street (the “Race Asset Transfer Agreement”). The loans purchased by Race Street from FSIC will secure the obligations of Race Street under the JPM Facility. Under the Race Asset Transfer Agreement, on September 26, 2012, FSIC sold loans to Race Street for a purchase price of approximately $535 million, all of which consisted of an increase in the value of FSIC’s limited liability company interest in Race Street.

Pursuant to the JPM Facility, Race Street has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. In addition to customary events of default included in similar transactions, the JPM Facility contains the following events of default: (a) the failure to pay the repurchase price upon the applicable payment dates; (b) the failure to post required cash collateral with JPM as discussed above; and (c) the occurrence of an event of default under the Indenture.

In connection with the Class A Notes and the Indenture, Locust Street also entered into (i) an Amended and Restated Collateral Management Agreement with FSIC, as collateral manager, dated as of September 26, 2012 (the “Locust Management Agreement”), pursuant to which FSIC will manage the assets of Locust Street; and (ii) an Amended and Restated Collateral Administration Agreement with Virtus Group, LP (“Virtus”), as collateral administrator, and FSIC, as collateral manager, dated as of September 26, 2012 (the “Administration Agreement”), pursuant to which Virtus will perform certain administrative services with respect to the assets of Locust Street. In connection with the JPM Facility, Race Street also entered into a Collateral Management Agreement with FSIC, as collateral manager, dated as of September 26, 2012 (the “Race Management Agreement”), pursuant to which FSIC will manage the assets of Race Street.

In connection with the amendments described above, on September 26, 2012, Locust Street issued an additional Class A Note to Race Street in the principal amount of $66 million. Following such issuance, Class A Notes in the aggregate principal amount of $626 million had been purchased by Race Street from Locust Street and subsequently sold to JPM under the JPM Facility for aggregate proceeds of approximately $521.7 million.

The foregoing descriptions of the Locust Asset Transfer Agreement, the Indenture, the Class A Notes, the JPM Facility, the Revolving Credit Agreement, the Race Asset Transfer Agreement, the Locust Management Agreement, the Administration Agreement and the Race Management Agreement, as set forth in this Item 1.01, are summaries only and are each qualified in their entirety by reference to the text of the agreements which are filed as Exhibits 10.1 through 10.9 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On October 1, 2012, FSIC issued shares under its Distribution Reinvestment Program and repurchased shares under its Share Repurchase Program at a price equal to $9.90 per share. The $9.90 share price represents an amount equal to 90% of an implied public offering price of $11.00 per share, which would be the offering price per share of FSIC’s common stock were FSIC still conducting its continuous public offering of common stock. FSIC closed its public offering to new investors in May 2012. The last offering price at which FSIC’s shares were issued in the public offering was $10.80 per share.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC makes with the Securities and Exchange Commission. FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Asset Transfer Agreement, dated as of September 26, 2012, by and between FS Investment Corporation and Locust Street Funding LLC.

10.2	Amended and Restated Indenture, dated as of September 26, 2012, by and between Locust Street Funding LLC and Citibank, N.A., as trustee.

10.3	Locust Street Funding LLC Class A Floating Rate Secured Note, due 2023.

10.4	TBMA/ISMA 2000 Amended and Restated Global Master Repurchase Agreement by and between JPMorgan Chase Bank, N.A., London Branch and Race Street Funding LLC, together with the related Annex and Amended and Restated Confirmation thereto, each dated as of September 26, 2012.

10.5	Amendment to Credit Agreement, dated as of September 26, 2012, by and between Race Street Funding LLC and FS Investment Corporation.

10.6	Asset Transfer Agreement, dated as of September 26, 2012, by and between FS Investment Corporation and Race Street Funding LLC.

10.7	Amended and Restated Collateral Management Agreement, dated as of September 26, 2012, by and between Locust Street Funding LLC and FS Investment Corporation.

10.8	Amended and Restated Collateral Administration Agreement, dated as of September 26, 2012, by and among Locust Street Funding LLC, FS Investment Corporation and Virtus Group, LP.

10.9	Collateral Management Agreement, dated as of September 26, 2012, by and between Race Street Funding LLC and FS Investment Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: October 1, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Asset Transfer Agreement, dated as of September 26, 2012, by and between FS Investment Corporation and Locust Street Funding LLC.

10.2	Amended and Restated Indenture, dated as of September 26, 2012, by and between Locust Street Funding LLC and Citibank, N.A., as trustee.

10.3	Locust Street Funding LLC Class A Floating Rate Secured Note, due 2023.

10.4	TBMA/ISMA 2000 Amended and Restated Global Master Repurchase Agreement by and between JPMorgan Chase Bank, N.A., London Branch and Race Street Funding LLC, together with the related Annex and Amended and Restated Confirmation thereto, each dated as of September 26, 2012.

10.5	Amendment to Credit Agreement, dated as of September 26, 2012, by and between Race Street Funding LLC and FS Investment Corporation.

10.6	Asset Transfer Agreement, dated as of September 26, 2012, by and between FS Investment Corporation and Race Street Funding LLC.

10.7	Amended and Restated Collateral Management Agreement, dated as of September 26, 2012, by and between Locust Street Funding LLC and FS Investment Corporation.

10.8	Amended and Restated Collateral Administration Agreement, dated as of September 26, 2012, by and among Locust Street Funding LLC, FS Investment Corporation and Virtus Group, LP.

10.9	Collateral Management Agreement, dated as of September 26, 2012, by and between Race Street Funding LLC and FS Investment Corporation.